EXECUTION VERSION

Securities Account Sole Control Agreement

Date: May 15, 2019
General Information
Account Holder/Debtor:
Falcon Trust (“Debtor”)
Address:              Sierra Fiduciary Support Services
100 West Liberty Way, 10th floor
Reno, Nevada 89501
Telephone:          775-326-4371
Email:                   rarmstrong@mcdonaldcarano.com
Attention:              Robert Armstrong

Name of Account(s):	CS AG NY Branch Pledged as Secured Party for” immediately followed by the correct legal name of Debtor as set forth above or as otherwise abbreviated on instructions from Broker
Securities Account Number(s):	(as the same may be redesignated, renumbered, replaced or otherwise modified from time to time in accordance with Section 6.2, the “Securities Account”)
Secured Party:
Credit Suisse AG, New York Branch (the “Secured Party”), which is reflected as CS AG NY Branch Pledge on the records of Pershing and under “Name of Accounts” above
Address: Eleven Madison Avenue, New York, NY 10010
Telephone: (212) 325-9085
Attention: DD CRM New York - UHNW
E-mail: list.crmuhnwnewyork@credit-suisse.com

Securities Intermediary:	Pershing LLC (“Pershing”) Address: 300 Colonial Center Parkway, Suite 400 Lake Mary, FL 32746 Telephone: (321)249-4034 Attention: Carmen Valle E-mail: CES_DEPT@PERSHING.COM
Broker:
Credit Suisse Securities (USA) LLC (“Broker”)
Address: Eleven Madison Avenue, New York, NY 10010
Telephone: (212) 538-9170
Attention: Robert D’Addario
E-mail: list.uhnwcustodyexecution@credit-suisse.com

Securities Account Sole Control Agreement

This Securities Account Sole Control Agreement (this “Agreement”) sets forth the agreement among Debtor, Broker, Pershing and Secured Party. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1. Section 1 The Securities Account

1.1	Establishment of the Securities Account

Broker and Pershing hereby confirm that:

	1.1.1	Account Number and Name

Broker, on behalf of Debtor, has established the Securities Account held by Debtor with Pershing bearing the name(s) and having the account number(s) listed above; as such, all “security entitlements” (such term being used herein as defined in UCC Section 8-102(a)(17)) with respect to financial assets credited to the Securities Account are held by Debtor, as the “entitlement holder” (such term being used herein as defined under UCC Section 8-102(a)(7)).

	1.1.2	Status as a Securities Account

The Securities Account is a “securities account” (such term being used herein as defined in UCC Section 8-501(a)).

	1.1.3	Account Contents

All property now or hereafter held in the Securities Account, including, without limitation, securities, cash, interest, dividends and distributions, whether payable in cash or stock, and shares or other proceeds of conversions or splits of any securities, are “Pledged Securities” and shall be treated as “financial assets” (such term being used herein as defined in UCC Section 8-102(a)(9)).

	1.1.4	Securities Intermediary

Pershing is a securities intermediary (such term being used herein as defined in UCC Section 8-102(a)(14)).

1.2	Control of Securities Account by Secured Party

The parties to this Agreement hereby agree that:

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1.2.1

Debtor, as entitlement holder in respect of the Securities Account, (a) authorizes Secured Party to deliver such entitlement orders (such term being used herein as defined in UCC Section 8-102(a)(8)) and other instructions to Broker (as agent for Secured Party) with respect to the Pledged Securities and the Securities Account as Secured Party shall determine in its sole discretion (including, without limitation, an entitlement order in the form attached hereto as Exhibit A), in each case without any further consent or action by Debtor, (b) authorizes and directs Broker (as agent for Secured Party) to promptly relay such entitlement orders or other instructions to Pershing without any further consent or action by Debtor, and (c) authorizes and directs Pershing to comply with any entitlement orders or other instructions relayed to it by Broker (as agent for Secured Party) with respect to the Pledged Securities or the Securities Account without further consent or action by Debtor.

1.2.2

Pershing, as securities intermediary (such term being used herein as defined in UCC Section 8-102(a)(14)) with respect to the Securities Account, shall comply with any entitlement orders or other instructions relayed to it by Broker (as agent for Secured Party) with respect to the Pledged Securities or the Securities Account without further consent or action by Debtor.

1.2.3

Secured Party shall have sole control over the Pledged Securities and the Securities Account and, as such, Secured Party shall have the exclusive right to provide entitlement orders or other instructions to Broker (to be relayed by Broker to Pershing as provided above) with respect to the Pledged Securities and the Securities Account, except that Debtor may provide certain instructions relating to the Pledged Securities and the Securities Account only as specified herein and only by instructing Broker to relay such instructions to Pershing.

1.2.4

With respect to any entitlement order or other instruction received by Broker from Secured Party relating to the Pledged Securities or the Securities Account, Broker shall act as agent for Secured Party in delivering such entitlement order or other instruction to Pershing. Broker is acting solely as agent for Secured Party hereunder and has control over the Pledged Securities and the Securities Account on behalf of Secured Party for purposes of Article 8 of the UCC. As a convenience to Debtor, Broker also agrees to transmit to Pershing instructions from Debtor to effect sales of securities in the Securities Account (such instructions, “Debtor Instructions”), to the extent contrary instructions have not been received from Secured Party and such sales are permitted under Section 2.7; each of Secured Party and Debtor authorizes Broker and Pershing to follow Debtor Instructions unless and until Broker and/or Pershing receives an entitlement order or other instruction from Secured Party to cease accepting Debtor Instructions with respect to the Pledged Securities or the Securities Account (such entitlement order or other instruction, a “Stop Order”). Anything herein to the contrary notwithstanding, Broker is not an agent of Debtor for any purposes under this Agreement. In the case of any conflict between instructions

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received by Broker from Debtor and Secured Party, Broker shall follow the instructions of Secured Party; if applicable to the Securities Account, Debtor hereby (i) waives any conflict of interest with Broker’s fiduciary duty and (ii) explicitly consents to Broker following Secured Party’s instructions, notwithstanding that Broker (or any duly authorized third party manager) may not be acting in Debtor’s best interest in doing so. As provided in Section 2.7, at the request of Secured Party, Broker shall cease transmitting instructions from Debtor. Neither Secured Party nor Debtor shall be entitled to deliver any entitlement orders or other instructions to Pershing directly with respect to the Pledged Securities or the Securities Account.

1.3

Secured Party hereby irrevocably appoints Broker as its agent hereunder as described in 1.2.4 above and authorizes Broker to take such actions on its behalf and to execute such powers as are delegated to Broker hereunder together with such actions and powers as are reasonably incidental thereto.

1.4

Debtor agrees and represents to Pershing and Broker that it shall comply in all respects with Regulations U and X of the Board of Governors of the Federal Reserve System.

Section 2	Maintenance of Securities Account

2.1	Clearance and Settlement

The parties to this Agreement understand and agree that (a) Broker uses Pershing to carry and clear accounts introduced to Pershing by Broker, including the Securities Account; (b) Pershing has no authority to follow entitlement orders or other instructions with respect to the Pledged Securities or the Securities Account except those given by Broker (acting on the instructions of Secured Party or Debtor, as the case may be) to Pershing; and (c) Debtor and Secured Party have no authority to, and shall not attempt to, give any such entitlement orders or other instructions directly to Pershing.

2.2	Reliance on Entitlement Orders and Other Instructions

Broker will be entitled to rely on (and to relay to Pershing) entitlement orders and other instructions that it receives from a person it reasonably believes to be authorized by Secured Party (or Debtor, if permitted hereunder) to give such instructions. Such entitlement orders or other instructions may be given to Broker orally, provided that Secured Party or Debtor, as applicable, shall promptly thereafter transmit such entitlement orders or other instructions to Broker in writing. Broker shall transmit all such entitlement orders and other instructions to Pershing in writing. Notwithstanding the foregoing, neither Broker nor Pershing shall be liable for taking actions on oral entitlement orders or other instructions provided by Secured Party (or Debtor, if permitted hereunder) to Broker despite the failure of Secured Party or Debtor, as

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applicable, to subsequently provide such entitlement orders or other instructions in writing to Broker; and Pershing agrees to comply with all entitlement orders or other instructions received from Broker with respect to the foregoing.

2.3	Provision of Statements, Confirmations and Other Information

Broker will send copies of confirmations of trades and all monthly statements concerning the Securities Account simultaneously to both Debtor and Secured Party, and to the extent Broker can make its system available to Secured Party and upon Secured Party’s signing a separate website user agreement, Secured Party will also be given daily access to the Securities Account via the Internet or other online services selected by Broker. Broker will also send to Secured Party, upon request, a copy of such financial statements, tax returns and other financial information of or relating to Debtor as Debtor has made available to Broker. Such confirmations, statements and other information shall be sent to Debtor and Secured Party as provided in this Section 2.3 at the address for each set forth in this Agreement. By signing the statement set forth at the bottom of this Agreement, Debtor hereby consents to the provision of all such statements, confirmations and other information to Secured Party, Pershing and any affiliate, director, officer, agent, employee, counsel, accountant, advisor or representative of Broker as Broker may deem appropriate, but solely for the purpose of providing services to Debtor in connection with this Agreement.

2.4	Broker’s and Pershing’s Duties With Respect to Agreements between Debtor and Secured Party

Broker and Pershing shall have no duty or obligation whatsoever of any kind or character to determine whether or not a default exists under any agreement between Debtor and Secured Party. Broker shall relay to Pershing any entitlement orders or other instructions received by Broker from Secured Party, irrespective of any knowledge that Broker may have as to whether or not a default shall exist or Secured Party shall have any agreement with Debtor limiting or conditioning Secured Party’s right to give such entitlement orders or other instructions, and Pershing shall honor any entitlement orders or other instructions received by it from Broker on behalf of Secured Party, irrespective of any knowledge Pershing may have as to whether or not a default shall exist or Secured Party shall have any agreement with Debtor limiting or conditioning Secured Party’s right to give such entitlement orders or other instructions. Broker and Pershing shall have no duty to investigate the circumstances under which either Debtor or Secured Party is entitled to give any entitlement orders or other instructions.

2.5	Tax Reporting

As applicable laws, rules or regulations require, all items of income, gain, expense and loss recognized in the Securities Account shall be reported to the United States Internal Revenue Service under the name and taxpayer identification number of Debtor.

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2.6	Voting Rights

Until such time as Broker receives an entitlement order or other instruction from Secured Party directing otherwise, Debtor may give instructions to Broker (which Broker shall relay to Pershing) with respect to the voting of the Pledged Securities.

2.7	Asset Transfers

Without prejudice to any rights contained herein on the part of Secured Party, until such time as Broker receives for conveyance to Pershing an entitlement order or other instruction from Secured Party directing otherwise:

2.7.1

With respect to any Securities Account that is a Brokerage Account: Subject to Section 2.7.2 below, Debtor may give Debtor Instructions to Broker (which Broker shall relay to Pershing unless Broker has received a Stop Order from Secured Party), such Debtor Instructions to be solely for the purpose of effecting sales and purchases of securities in the Securities Account; provided that the proceeds of any sales and the securities purchased must remain in the Securities Account as Pledged Securities.

2.7.2

With respect to all Securities Accounts: Anything contained in this Agreement to the contrary notwithstanding, except upon the written consent of Secured Party, Broker shall not relay to Pershing (and neither Broker nor Pershing shall follow) any entitlement order or other instruction to withdraw specific Pledged Securities, cash or other property from the Securities Account, or transfer any Pledged Securities, cash or other property to or on behalf of Debtor or any third party other than Secured Party. Broker and Pershing shall not have any liability to Secured Party or Debtor for any loss of the Pledged Securities which may result from trades in the Securities Account.

2.8	Governmental Liens and Levies

The parties acknowledge that if Pershing or Broker receives a levy or other governmental, regulatory or judicial instruction to withdraw or disburse principal, cash or securities, or any combination thereof, from the Securities Account, Pershing shall comply with such order, without authorization from Broker, Debtor or Secured Party. Pershing shall promptly notify Broker of the receipt of notice of any such levy or other governmental, regulatory or judicial instruction and Broker shall promptly after receipt of such notification from Pershing transmit such notification to Secured Party.

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Section 3	Confirmation of the Priority of Broker’s and Pershing’s Lien and Right of Set-Off

In the event that Pershing or Broker has or subsequently obtains, by agreement, by operation of law or otherwise, any security interest in, or right of set-off with respect to, the Pledged Securities or the Securities Account to secure any obligations owed to Pershing or Broker, as the case may be, each party to this Agreement hereby agrees that any such security interest or right of set-off of Pershing or Broker shall be subordinated to the rights of Secured Party except for (a) customary commissions and fees arising from permitted trading activity within the Securities Account and (b) payments due to Pershing or Broker, as applicable, for open trade commitments for the purchase and/or sale of financial assets in and for the Securities Account. Debtor agrees not to engage in any activities in connection with the Securities Account that would require the Pledged Securities to be used as collateral or other security. Neither Broker nor Pershing prior to the date hereof extended any credit secured by the Pledged Securities or the Securities Account and Broker and Pershing agree that Broker and Pershing will not extend any new credit after the date of this Agreement to Debtor secured by the Pledged Securities or the Securities Account without Secured Party’s prior written consent.

Section 4	Choice of Law

This Agreement and any claim or dispute (whether sounding in contract, tort, statute or otherwise) arising herefrom or relating hereto shall be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 of the New York General Obligations Law, without regard to any other conflict of law rules that would lead to the application of the law of another jurisdiction and the law in force in the State of New York is applicable to all issues specified in Article 2(1) of the Hague Securities Convention.. Regardless of any provision in any other agreement to the contrary, for purposes of the UCC, New York shall be deemed to be the securities intermediary’s jurisdiction, and the establishment and maintenance of the Securities Account shall be governed by the law of the State of New York.

Section 5	Conflict with Other Agreements

5.1

In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, including, without limitation, any agreement between Debtor and Secured Party or any third party, or Debtor, Broker or Pershing relating to the establishment or maintenance of the Securities Account, the terms of this Agreement shall prevail.

5.2

No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

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5.3

Until the termination of this Agreement, neither Broker nor Pershing will enter into any agreement with any other person pursuant to which it has agreed or will agree to comply with entitlement orders or other instructions of such other person relating to the Pledged Securities or the Securities Account.

5.4

Broker and Pershing have not entered into, and until the termination of this Agreement will not enter into, any agreement with Debtor or Secured Party or any other person purporting to limit or condition the obligation of Broker or Pershing to relay or comply with entitlement orders or other instructions as set forth in Section 1.2 hereof.

5.5

Broker, Pershing and Debtor agree that they will not amend any agreement that relates to the establishment or maintenance of the Securities Account and that affects the Pledged Securities without Secured Party’s prior written consent.

5.6

Debtor agrees with respect to any duly authorized third party portfolio managers of the Securities Account that such managers will be bound by this Agreement to the same extent as Debtor himself/itself is bound with respect to the ability and rights to give Debtor Instructions with respect to the Securities Account. Debtor will inform such managers of the terms of this Agreement, and specifically this Section 5.6, promptly upon execution hereof, and obtain the agreement of such managers to be so bound. Debtor will promptly provide evidence to Broker of Debtor’s having given such notice to its third party portfolio managers and shall promptly provide Broker with a list, updated promptly from time to time, of its then current third party portfolio managers.

Section 6	Representations, Warranties and Covenants of the Parties Hereto

	6.1	Enforceable Agreement

Each party to this Agreement hereby represents, warrants and covenants severally as to itself, and not jointly, that this Agreement is its, his or her valid and legal obligation.

	6.2	Account Name and Number

Broker, Secured Party and Pershing each covenants that it shall not redesignate, renumber, replace or otherwise modify the Securities Account without (a) the prior written consent of

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Secured Party and (b) the consent of Pershing (with any such redesignation, renumbering, replacement or modification by Pershing to be conclusive evidence of its consent thereto); provided that Pershing shall be permitted to make changes solely to the name of the Securities Account without the consent of any other party to this Agreement provided that such name includes “CS AG NY Branch Pledged as Secured Party for” immediately followed by the correct legal name of Debtor as set forth above or as otherwise abbreviated on instructions from Broker, and Broker provides prompt written notice to Secured Party of such change .

6.3	Account Type

Each party to this Agreement hereby represents, warrants, acknowledges and covenants that the Securities Account is not and will not be, during the effectiveness of the Agreement, a margin account or subject to check writing privileges.

6.4	Adverse Claims

Except for the claims and interest of Secured Party, Broker, Pershing and Debtor in the Pledged Securities, neither Broker nor Pershing has any actual knowledge of any claim to, or interest in, the Pledged Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Securities, Pershing or Broker will promptly notify Secured Party and Debtor thereof. Nothing in this Section 6.4 imposes upon Broker or Pershing any duty to investigate or inquire whether an adverse claim to, or interest in, the Pledged Securities exists.

6.5	Independent Transaction

Each party to this Agreement hereby represents, warrants, acknowledges and covenants that, notwithstanding any other provision of this Agreement, and notwithstanding any role by Broker or Pershing or any of its affiliates, directors, officers, agents, employees, counsel, accountants, advisors or representatives in referring Debtor to Secured Party, or Secured Party to Debtor, in respect of any loan or other transaction, including any transaction contemplated by this Agreement or to which this Agreement relates (each a “Referral”): (a) each of Debtor and Secured Party is making an independent determination and evaluation as to whether, and on what terms, to engage in any transaction with the other (including in respect of the execution, delivery and performance of this Agreement), (b) Broker is not acting as representative or in any representational capacity for or on behalf of Secured Party, and is not acting as agent or broker for Secured Party except as specifically provided herein, and (c) Broker and Pershing do not make any representation or warranty of any type whatsoever to Secured Party with respect to any information concerning Debtor which Secured Party may obtain from Debtor, Broker or Pershing or any other person (including any statements, confirmations or other information sent to Secured Party pursuant to Section 2.3 hereof), and Broker and Pershing shall have no obligation or responsibility to ascertain the accuracy of, or update in any respect, any such information.

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Section 7	Indemnification

	7.1	Debtor’s and Secured Party’s Obligation to Hold Harmless and Indemnify Broker and Pershing

Each of Debtor and Secured Party hereby agree that (a) Broker and Pershing and their respective affiliates, and their directors, officers, agents, employees, counsel, accountants, advisors and representatives (each an “Indemnified Party”) are released from any and all liabilities to Debtor and Secured Party (and any other person claiming through or on behalf of Debtor or Secured Party) in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto or contemplated herein (including any Referral) and the compliance by any Indemnified Party with the terms hereof, except (with respect to any Indemnified Party) to the extent that such liabilities arise from such Indemnified Party’s gross negligence or willful misconduct, and (b) Debtor, its corporate successors and assigns or heirs and personal representatives shall at all times indemnify and save harmless each Indemnified Party from and against any and all claims, actions and suits of others arising out of the terms of this Agreement, any loan or other transaction contemplated hereby, or the compliance of any Indemnified Party with the terms hereof, except (with respect to any Indemnified Party) to the extent that such arises from the gross negligence or willful misconduct of such Indemnified Party, and from and against any and all liabilities, losses, demands, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same (including any fees or charges with respect to the Securities Account). Without limiting the foregoing, in no event shall Broker or Pershing be liable for indirect or consequential damages.

	7.2	Value of Pledged Securities

Broker and Pershing shall not have any responsibility or liability to Secured Party with respect to the value of the Pledged Securities or any diminution thereof.

	7.3	Compliance with Orders and Instructions

Broker and Pershing shall not have any responsibility or liability to Secured Party for complying with any Debtor Instruction (even if inconsistent with any entitlement order or other instruction from Secured Party received subsequently and before Broker or Pershing have had a reasonable time to comply therewith). Broker and Pershing shall not have any responsibility or liability to Debtor for complying with any Stop Order or other entitlement order or other instruction from Secured Party (even if inconsistent with any entitlement order or other instruction of Debtor), and shall have no responsibility to investigate the appropriateness of any such entitlement order or other instruction, even if Debtor or Secured Party notifies Broker that the other is not legally entitled to give any such entitlement order or other instruction, unless such notification is in writing and (a) prior to any such notification, Broker has been served with an injunction, restraining order or other legal process issued by a court of competent jurisdiction (a “Court Order”) enjoining it from complying with such entitlement order or other instruction and has had a reasonable opportunity to act on such Court Order, or (b) Broker acts in collusion with Secured Party with the purpose and effect of violating Debtor’s rights. This Agreement does not create

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any obligation or duty of Broker or Pershing other than those expressly set forth herein. Without limiting the foregoing, this Agreement does not create any obligation or duty of Broker to reconcile any inconsistent entitlement orders or other instructions or to determine which inconsistent entitlement order or other instruction was appropriately given.

Section 8	Assignments Prohibited

None of Debtor, Broker or Pershing may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all other parties to this Agreement. Secured Party may assign or transfer its rights and obligations provided that it furnishes to each other party to this Agreement prior written notice of its intention to assign this Agreement, and facilitates the execution of a new securities account control agreement to assign Secured Party’s rights and obligations hereunder to the assignee, and replace Secured Party with assignee as a party to this Agreement.

Section 9	Successors

Subject to the provisions of Section 8 hereof with respect to voluntary assignment of its rights, the terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and assigns or heirs and personal representatives who obtain such rights solely by operation of law.

Section 10	Notices

Any notice, notification, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by electronic means and electronic confirmation of error free receipt is received, addressed to the party at the address set forth for such party on the first page of this Agreement, or in the case of international non-electronic communications, upon receipt, having been sent to the other party at the address set forth below via overnight courier; provided that, in each case, if notice is delivered or received on a day other than a Business Day, such notice shall be deemed effective on the next succeeding Business Day. Any party may change its address for notices in the manner set forth herein. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

Section 11		Termination

	11.1	Termination of this Agreement

The obligations of Broker and Pershing to Secured Party pursuant to this Agreement shall continue in effect until Broker receives a notice of termination in substantially the form of Exhibit B hereto from Secured Party. Upon receipt by Broker of such notice of termination, (a copy of

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which Broker shall promptly deliver to Pershing), the obligations of Broker and Pershing under this Agreement with respect to the operation and maintenance of the Securities Account will terminate, Secured Party shall have no further right to give entitlement orders or other instructions concerning the Securities Account or the Pledged Securities, and any previous entitlement orders or other instructions given by Secured Party will be deemed to be of no further force and effect; provided, that the provisions of Sections 2.4, 2.5, 2.7, 4, 5.1, 6.4, 7.1, 7.2, 7.3, 9, 10, 12 and 13 hereof and this Section 11.1 will survive termination of this Agreement.

	11.2	Termination of Account

Broker may, upon 30 days written notice to Debtor and Secured Party, resign with respect to its responsibilities hereunder and (a) direct Pershing to transfer the Pledged Securities to another institution, or (b) relay to Pershing entitlement orders or other instructions with respect to the Pledged Securities that are received by Broker within 30 days of such notice of resignation, from either (i) Secured Party, or (ii) Debtor; provided, that Debtor’s instructions are accompanied by the written consent of Secured Party. Secured Party (or Debtor with the written consent of Secured Party) shall have the right to identify the institution and the account to which Pledged Securities shall be transferred by sending an entitlement order to Broker at any time prior to the expiration of the thirtieth (30th) day after written notice from Broker is received by Secured Party. If neither Secured Party nor Debtor has delivered a suitable entitlement order with respect to the Pledged Securities, Broker may, at its option, deposit such Pledged Securities with a court of competent jurisdiction or establish a successor account at another institution. Any such successor account established by Broker at another institution shall be maintained in the same name as the Securities Account but, other than the name in which the account is maintained, Broker shall have no obligation to establish an account with the same or even similar terms as the Securities Account. If Broker deposits Pledged Securities with a court or establishes a successor account as provided herein, it shall promptly give notice thereof to each other party to this Agreement.

	11.3	Termination by Pershing

Pershing may, upon 30 days written notice to all parties, resign as carrying broker with respect to the Securities Account; provided, that it shall comply with entitlement orders or other instructions and assist the parties hereto in transferring custody of the Securities Account to a third party carrying broker and follow all relevant terms of any applicable clearing, carrying or custody agreement between Broker and Pershing.

Section 12	Confidentiality

Secured Party shall maintain the confidentiality of all information provided to it by Debtor, Broker or Pershing hereunder in accordance with its customary practices for confidential personal information provided to it by individual borrowers or other customers.

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Section 13	Arbitration

	13.1	ARBITRATION DISCLOSURE

(a) THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

(1) ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

(2) ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

(3) THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

(4) THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD UNLESS, IN AN ELIGIBLE CASE, A JOINT REQUEST FOR AN EXPLAINED DECISION HAS BEEN SUBMITTED BY ALL PARTIES TO THE PANEL AT LEAST 20 DAYS PRIOR TO THE FIRST SCHEDULED HEARING DATE.

(5) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

(6) THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

(7) THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

	13.2	ARBITRATION AGREEMENT

13.2.1

ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE TAKEN TO ARBITRATION AS SET FORTH IN THIS SECTION 13.

13.2.2

ANY CONTROVERSY ARISING OUT OF THIS AGREEMENT THAT IS SUBMITTED TO ARBITRATION SHALL BE CONDUCTED BEFORE THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC., IN ACCORDANCE WITH THEIR RULES (WHICH

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RULES ARE INCORPORATED HEREIN BY REFERENCE). ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTIES OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL. A JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

Section 14	Counterparts

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed signature page to this Agreement by e-mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

Debtor(s): By signing below, Debtor agrees to all of the terms of the Agreement, and specifically consents as follows: I authorize and direct Broker to furnish information about me relating to the Securities Account and the Pledged Securities and to provide all such statements, confirmations and other information to Secured Party, Pershing, and any affiliate, director, officer, agent, employee, counsel, accountant, advisor or representative of Broker as Broker may deem appropriate for use in connection with this Agreement or any Referral, and to assist them in better serving me and so that they may provide me with individually tailored advice and services.

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EXECUTION VERSION

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN SECTION 13 ON PAGES 13-14. DEBTOR ACKNOWLEDGES RECEIVING A COPY OF THIS AGREEMENT.
Debtor:
FALCON TRUST

By:	Tattva Fiduciary Company, as Trustee of the Falcon Trust

By:	/s/ Gautam Patel
	Name:	Gautam Patel
	Title:	Director

Date:	May 3, 2019

Secured Party:
CREDIT SUISSE AG, NEW YORK BRANCH

By:	/s/ Michael T. Stoddard
	Name:	Michael T. Stoddard
	Title:	Managing Director

By:	/s/ Misty McGurgan
	Name:	Misty McGurgan
	Title:	Director
	Address:	Eleven Madison Avenue
New York, NY 10010
Attention: UHNW Lending and Deposits

Date:	May 15, 2019

Broker:
CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Anna M. Ochoa
	Name:	Anna M. Ochoa
	Title:	Director

Date:	May 15, 2019

Securities Account Sole Control Agreement

Pershing:
PERSHING LLC

By:	/s/ William Foley
	Name:	William Foley
	Title:	Authorized Signatory

Date:	May 16, 2019

Securities Account Sole Control Agreement